Exhibit 99.1

Asset Purchase Agreement Closed

Silver Spring, Md., June 24, 2010 – WorldSpace, Inc. (“WorldSpace”) announced today that it and its affiliated co-debtors in its Chapter 11 bankruptcy proceeding have closed the Asset Purchase Agreement entered into with Yazmi USA, LLC (the Buyer), subject to continuing some operations under contract with the Buyer for a transition period.  The agreement provided for the sale of substantially all the assets of WorldSpace and its co-debtors.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

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